Exhibit 4.397

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 169794 dated April 17, 2018

For Rendering

data communication services excluding data communication services for the purposes of voice data communication

This License is granted to

Public Joint Stock Company

“Moscow City Telephone Network”

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1027739285265

Tax Identification Number (TIN)

7710016640

Location address (place of residence):

119017, Moscow, Bolshaya Ordynka St., 25, bld. 1

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until April 17, 2024.

This License is granted by decision of the licensing body - Order dated November 01, 2018 No. 754-рчс

Appendix being an integral part of this license is executed on 3 sheets.

Deputy Head	/sinature/ A.A. Pankov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS

OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE

OF COMMUNICATIONS, INFORMATION TECHNOLOGY

AND MASS MEDIA

PSRN 1087746736296